                                                                   Exhibit 99.C2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Amendment to the Registration Statement of our report dated March 23, 2000 relating to the Statement of Net Assets of The PaineWebber Equity Trust, Growth Stock Series 25, including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.




                                             ERNST & YOUNG LLP

March 23, 2000
New York, New York